UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2017

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37888 (Commission File Number)	46-5726437 (I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Compensatory Arrangements of Certain Officers.

Description of Employment Agreements

On April 25, 2017, Tabula Rasa HealthCare, Inc. (the “Company”) entered into employment agreements with each of the Company’s named executive officers: Dr. Calvin Knowlton, Dr. Orsula Knowlton, and Brian Adams. Certain key terms of these agreements are described below.

The employment agreement with Dr. Calvin Knowlton entitles him to an annual base salary of $500,000. The employment agreement with Dr. Orsula Knowlton entitles her to an annual base salary of $425,000. The employment agreement with Mr. Adams entitles him to an annual base salary of $337,000. Each employment agreement is effective as of April 1, 2017, has an initial 3-year term and will automatically renew each anniversary thereafter unless notice of non-renewal is given 90 days prior to the expiration of the renewal date or the employment agreements are otherwise terminated pursuant to their respective terms.

In the event Dr. Calvin Knowlton, Dr. Orsula Knowlton or Mr. Adams is terminated by the Company without cause or resigns for good reason (each as defined below), subject to the applicable executive timely executing a release of claims in favor of the Company, each of Dr. Calvin Knowlton and Dr. Orsula Knowlton will be entitled to receive 18 months, and Mr. Adams will be entitled to receive 12 months, of continued base salary and each executive will also be entitled to receive up to 18 months of continued medical, dental or vision coverage pursuant to COBRA at the active employee rate, if elected by the executive. If the termination occurs within 60 days before or 12 months following a change in control (as defined below), referred to as a change in control termination, subject to the executive timely executing a release of claims in favor of the Company, each of the executives, as applicable, will be entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) two times for Dr. Calvin Knowlton and Dr. Orsula Knowlton, and one and a half times for Mr. Adams, of such executive’s annual base salary plus target bonus opportunity, paid in regular payroll installments over the 24-month period for Dr. Calvin Knowlton and Dr. Orsula Knowlton, and the 18-month period for Mr. Adams, following such executive’s employment termination date; (ii) up to 24 months for Dr. Calvin Knowlton and Dr. Orsula Knowlton, and 18 months for Mr. Adams, of continued medical, dental or vision coverage pursuant to COBRA at the active employee rate, or pursuant to an individual policy following the COBRA continuation period, if elected by the executive; and (iii) accelerated vesting of the executive’s time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

The employment agreements each contain restrictive covenants pursuant to which the executives have agreed to refrain from competing with the Company or soliciting the Company’s employees or customers for a period following the executive’s termination of employment. For Dr. Calvin Knowlton and Dr. Orsula Knowlton, the period is 18 months, provided that such period shall be increased to 24 months in the case of a change in control termination. For Mr. Adams, the period is 12 months, provided that such period shall be increased to 18 months in the case of a change in control termination.

Payments and benefits under the employment agreements will be reduced to the maximum amount that does not trigger the excise tax under the Internal Revenue Code sections 280G and 4999 unless the executive would be better off, on an after-tax basis, if the executive received all payments and benefits and paid all applicable excise and income taxes.

For purposes of the employment agreements:

•                              “cause” generally means, subject to certain notice requirements and cure rights, the executive’s: (i) knowing and material dishonesty or fraud committed in connection with the executive’s employment; (ii) theft, misappropriation or embezzlement of the Company’s funds; (iii) repeatedly negligently performing or failing to perform, or willfully refusing to perform, the executive’s duties to the Company (other than a failure resulting from the executive’s incapacity due to physical or mental illness); (iv) conviction of or a plea of guilty or nolo contendere to any felony, a crime involving fraud or misrepresentation, or any other crime (whether or not connected with the executive’s employment) the effect of which is likely to adversely affect the Company or any affiliate of the Company; (v) material breach of any of the provisions or covenants set forth in the employment agreement; or (vi) a material breach of the Company’s Code of Business Conduct and Ethics;

•                              “good reason” generally means, subject to certain notice requirements and cure rights, (i) material diminution of the executive’s authority, duties or responsibilities; (ii) a relocation of the Company’s offices at which the executive is principally employed to a location more than 35 miles from the location of such offices immediately prior to the relocation; (iii) a material diminution in the executive’s base salary; (iv) non-renewal of the employment agreement; or (v) any action or inaction that constitutes a material breach by the Company of a material provision of the employment agreement; and

•                              “change in control” has the meaning set forth in the Company’s 2016 Omnibus Incentive Compensation Plan.

The foregoing is a summary description of certain terms of the employment agreements for each of Dr. Calvin Knowlton, Dr. Orsula Knowlton and Mr. Adams and, by its nature, is incomplete. It is qualified in its entirety by the text of the employment agreements for each of Dr. Calvin Knowlton, Dr. Orsula Knowlton and Mr. Adams attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the employment agreements.

Description of the Annual Incentive Plan

On April 25, 2017, the Company’s Board of Directors (the “Board”) adopted the Tabula Rasa Healthcare, Inc. Annual Incentive Plan, effective January 1, 2017 (the “Plan”).  The adoption of the Plan formalizes the Company’s annual short-term incentive program and does not represent a new compensation program for the named executive officers.  Consistent with the existing short-term incentive program, the Plan provides pay for performance incentive compensation to the Company’s employees, including its named executive officers, rewarding them for their contributions to the Company with cash incentive compensation based on attainment of pre-determined corporate and individual performance goals, as applicable.

The Compensation Committee of the Board (the “Committee”) designates participants in the Plan for each performance period.  The Committee also may establish corporate performance goals and individual performance goals for the participants.  The Committee may subsequently adjust the performance goals to take into account such unanticipated circumstances or significant events as the Committee determines.

Each participant’s incentive award opportunity is expressed as a target award level, which may be a percentage of his or her annualized base salary or a set dollar amount.  Pursuant to the terms of the Plan, incentive awards, if any, are paid as soon as administratively practicable after the end of the performance period and in no case later than March 15 of the year following the calendar year in which a participant obtains a legally binding right to such award. Generally, a participant must be an active employee on the date awards are paid to receive an award, provided, however, that participants may be entitled to prorated awards if they are on a leave of absence when awards are paid.

The Committee is responsible for administering the Plan and has full discretionary authority under the Plan and the authority to take any actions it deems necessary or advisable in carrying out its duties thereunder, including delegating their authority under the Plan.  The Plan is an unfunded arrangement.

The foregoing is a summary description of certain terms of the Plan and, by its nature, is incomplete.  It is qualified in its entirety by the text of the Plan attached as Exhibit 10.4 to this Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Plan.

Establishment of 2017 Goals and Award Levels

For the 2017 calendar year performance period, the Committee established the following target award levels for our named executive officers:

Name	Target Award Level	Maximum Award Level
Dr. Calvin Knowlton	70% of base salary	150% of Target Award Level
Dr. Orsula Knowlton	70% of base salary	150% of Target Award Level
Brian Adams	50% of base salary	150% of Target Award Level

The Committee also established the following corporate performance goals for 2017:

Measure	Weighting	Threshold	Target	Maximum
Revenue	45%	$110M	$116M	>$128M
Adjusted EBITDA	35%	$14.75M	$15.5M	>$17M

The Committee will also evaluate the general individual performance of each named executive officer.  For 2017, the corporate performance component is weighted at 80% and individual performance component is weighted at 20%.

Item 9.01.  Financial Statements and Exhibits.

(d)                              Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, by and between the Company and Dr. Calvin Knowlton, effective as of April 1, 2017

10.2	Employment Agreement, by and between the Company and Dr. Orsula Knowlton, effective as of April 1, 2017

10.3	Employment Agreement, by and between the Company and Brian Adams, effective as of April 1, 2017

10.4	Tabula Rasa HealthCare, Inc. Annual Incentive Plan, effective January 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

	By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: April 28, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, by and between the Company and Dr. Calvin Knowlton, effective as of April 1, 2017

10.2	Employment Agreement, by and between the Company and Dr. Orsula Knowlton, effective as of April 1, 2017

10.3	Employment Agreement, by and between the Company and Brian Adams, effective as of April 1, 2017

10.4	Tabula Rasa HealthCare, Inc. Annual Incentive Plan, effective January 1, 2017